EXHIBIT 10.8

                            LEASE EXTENSION AGREEMENT

WHEREAS, BNS OF CENTRAL FLORIDA, LTD., hereinafter referred to as "Landlord," entered into a lease agreement leasing certain property to UNIVERSAL BEVERAGES, INC., hereinafter referred to as "Tenant," said lease with a commencement date of May 1, 1998, and hereinafter referred to as the "Lease";

WHEREAS, according to the terms and conditions of the Lease, the expiration thereof was August 31, 1999;

WHEREAS, Tenant desires to extend the termination date of the Lease;

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto agree as follows:

         1. Paragraph 1 of the Lease Agreement regarding PREMISES AND TERM, is hereby amended by changing the termination date of the lease from August 31, 1999 to August 31, 2004.

         2. Paragraph 2A of the Lease Agreement regarding the BASE RENT is hereby amended to reflect that the monthly rent shall continue to be paid at the beginning of each month commencing September 1, 1999, in the amount of $16,132.70, plus applicable sales tax, and on the 1st of each month thereafter until the 1st of January, 2000, at which time the rent shall increase to $2,50 psf or $18,758.96 per month plus applicable sales tax and increase 4% each January thereafter.

         3. Paragraph 22 of the Lease Agreement is deleted in its entirety.

         4. Except as expressly modified and amended herein, all terms and conditions of the Lease shall remain in full force and effect.

EXECUTED BY LANDLORD, this 8th day of October, 1999.

LANDLORD, BNS OF CENTRAL FLORIDA, LTD.
By:      BNS OF LEESBURG, INC., Its General Partner

By:/s/ Stephen J. La Freniere
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Printed Name: Stephen J. La Freniere

Title: Vice President

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EXECUTED BY TENANT, this 5th day of October 1999.

UNIVERSAL BEVERAGES, INC.

By: /s/ Cydelle Mendius
------------------------------
Printed Name: Cydelle Mendius

Title: President



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